FOR:	Immediate Release	Contact:	Larry Lentych
	January 21, 2010		574 235 2000

Andrea Short
574 235 2000

1st Source Corporation Announces Fourth Quarter, Year End Results
Dividend Declared

South Bend, IN - 1st Source Corporation (Nasdaq:SRCE), parent company of 1st Source Bank, today announced fourth quarter net income of $6.22 million, compared to $12.32 million in the fourth quarter of 2008.  For the year, net income was $25.49 million versus $33.39 million reported in 2008. The previous year’s fourth quarter and annual net income results were positively impacted by the sale of certain assets of 1st Source Corporation Investment Advisors to Wasatch Advisors, Inc. which resulted in an $11.49 million pre-tax (after-tax $7.14 million) gain.
Diluted net income per common share for the fourth quarter of 2009 was $0.19 compared to the $0.50 per common share reported in the fourth quarter of 2008. Diluted net income per common share for 2009 was $0.79 versus the $1.37 per common share for 2008. Diluted net income per common share was reduced by $0.07 for the fourth quarter of 2009 and $0.26 for the year ending December 31, 2009, due to the preferred stock dividends and the accretion of the discount on the preferred stock issued to the U.S. Government under the TARP Program.  The preferred stock was issued in January 2009 and therefore did not impact the three or twelve month periods ending December 31, 2008.
At the January 2010 meeting, the Board of Directors approved a fourth quarter cash dividend of $0.15 per common share, up 7.14 percent over the dividend declared in the same period a year earlier. The cash dividend is payable on February 16, 2010 to shareholders of record on February 8, 2010.
Christopher J. Murphy, III, Chairman of 1st Source, commented, "We are pleased we are performing better than most in our industry, but it still has been a challenging year. Our earnings were adequate in this environment but not at all what we would like to achieve.  We were proactive throughout the year in working with our clients through difficult situations and in recognizing credit problems as they occurred and we continued to increase our loan and lease loss reserves while taking substantial charge-offs. As always, we will continue to work with clients helping them deal with the challenges of this economy. We have always believed in providing straight talk and sound advice and keeping our client’s best interests in mind and this has led to the development of some excellent new relationships."

Mr. Murphy continued, "1st Source is based in the heart of the Midwest, an area of manufacturing and durable goods production impacted strongly by the economic downturn. Unemployment remains high and our clients are affected. Our nonperforming assets have slowly climbed to 3.15 percent of total loans and leases, although net charge-offs to average loans and leases remain at a manageable 0.72 percent for the year. While our overall client counts increased, our loan outstandings decreased due to lower client demand for loans. Even with the slower economy, we had loan origination volume of $478.02 million in the fourth quarter 2009 compared to $500.87 million in the fourth quarter 2008. For the full year of 2009, our loan origination volume was $1.86 billion compared to $2.27 billion for 2008 reflecting the change in the growth rates of the local economy. Our capital ratios remain strong - even without the TARP funds we exceed the regulatory "well capitalized" minimums. Our overall expenses are down and we continue to provide clients with credit. Throughout 1st Source, we remain focused on keeping a sharp eye on the credit situation, watching our expenses carefully, and most importantly, helping our clients with excellent personal service and sound advice for these unusual times," concluded Mr. Murphy.
1st Source’s reserve for loan and lease losses as of December 31, 2009 was 2.85 percent of total loans and leases, compared to 2.42 percent as of December 31, 2008. Net charge-offs were $5.63 million for the fourth quarter 2009, compared to $2.88 million in the fourth quarter 2008. Net charge-offs for the full year were $22.64 million in 2009 compared to $3.47 million in 2008. The ratio of nonperforming assets to net loans and leases was 3.15 percent on December 31, 2009, compared to 1.30 percent on December 31, 2008.
The net interest margin was 3.27 percent for the fourth quarter of 2009 versus 3.30 percent for the same period in 2008. The net interest margin was 3.14 percent for the year ending December 31, 2009, versus 3.34 percent for the same period in 2008. Tax-equivalent net interest income was $34.49 million for the fourth quarter of 2009, compared to $34.24 million for 2008’s fourth quarter. For the twelve months of 2009, tax-equivalent net interest income was $132.00 million, compared to $135.75 million for the twelve months of 2008.
As of December 31, 2009, the 1st Source common equity-to-assets ratio was 10.25 percent, compared to 10.16 percent at December 31, 2008 and its tangible common equity-to-tangible assets ratio was 8.43 percent at December 31, 2009 compared to 8.28 percent at December 31, 2008. Common shareholders’ equity was $465.39 million, up from $453.66 million a year ago. Total assets at the end of 2009 were $4.54 billion, up 1.75 percent compared to the same period last year. Total loans and leases at December 31, 2009 were $3.09 billion, down 6.22 percent and total deposits at December 31, 2009 were $3.65 billion, up 3.92 percent from the comparable figures at the end of 2008.
Noninterest income for the fourth quarter of 2009 was $22.02 million, compared to $30.23 million for the fourth quarter of 2008.  The predominate factors causing the decrease was the sale of certain assets of 1st Source Corporation Investment Advisors for a gain of $11.49 million in 2008, as mentioned above, offset by increases of $1.88 million in mortgage banking income and $1.75 million in investment securities gains.  For the year, noninterest income was $85.53 million versus $84.00 million in 2008, as the decrease due to the sale of certain assets of 1st Source Corporation Investment Advisors was largely offset by decreased impairment on the Fannie Mae and Freddie Mac preferred equities.
Noninterest expense for the fourth quarter of 2009 was $38.56 million, compared to $38.50 million for the fourth quarter of 2008.  For the year ending December 31, 2009, noninterest expense was $151.12 million, down from $153.11 million one year ago.  The decrease was primarily due to lower salaries and benefits and professional fees and offset by higher FDIC insurance premiums.
1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, construction and environmental equipment. The Corporation includes 76 community banking centers in 17 counties, 23 specialty finance locations nationwide, 7 trust and wealth management locations, and 7 1st Source Insurance offices. With a history dating back to 1863, 1st Source Bank has a tradition of providing superior service to clients while playing a leadership role in the continued development of the communities it serves.
In addition to the results presented in accordance with generally accepted accounting principles in the United States of America, this press release contains certain non-GAAP financial measures. 1st Source Corporation believes that providing non-GAAP financial measures provides investors with information useful to understanding our financial performance. Additionally, these non-GAAP measures are used by management for planning and forecasting purposes, including measures based on “tangible equity” which is “common shareholders’ equity” excluding intangible assets.
1st Source may be accessed on its home page at “www.1stsource.com.”  Its common stock is traded on the Nasdaq Global Select Market under "SRCE" and appears in the National Market System tables in many daily newspapers under the code name "1st Src". Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may”  and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.

1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.
# # #
(charts attached)

1st SOURCE CORPORATION
4th QUARTER 2009 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended		Twelve Months Ended
	December 31		December 31
	2009	2008	2009	2008
END OF PERIOD BALANCES
Assets			$4,542,100	$4,464,174
Loans and leases			3,093,150	3,298,212
Deposits			3,652,464	3,514,542
Reserve for loan and lease losses			88,236	79,776
Intangible assets			90,222	91,691
Common shareholders' equity			465,390	453,664
Total shareholders' equity			570,320	453,664

AVERAGE BALANCES
Assets	$4,498,879	$4,449,887	$4,505,852	$4,400,523
Earning assets	4,178,782	4,132,596	4,199,512	4,068,614
Investments	884,068	679,595	835,025	713,812
Loans and leases	3,067,062	3,298,351	3,154,820	3,263,276
Deposits	3,580,674	3,388,553	3,573,648	3,374,270
Interest bearing liabilities	3,407,214	3,557,059	3,441,922	3,509,112
Common shareholders' equity	471,535	447,085	468,405	444,148
Total shareholders' equity	576,257	447,085	566,464	444,148

INCOME STATEMENT DATA
Net interest income	$33,531	$33,342	$128,212	$132,160
Net interest income - FTE	34,487	34,239	131,999	135,747
Provision for loan and lease losses	8,360	7,045	31,101	16,648
Noninterest income	22,020	30,229	85,530	84,003
Noninterest expense	38,564	38,501	151,123	153,114
Net income	6,223	12,315	25,490	33,386
Net income available to common shareholders	4,517	12,315	19,074	33,386

PER SHARE DATA
Basic net income per common share	$0.19	$0.51	$0.79	$1.38
Diluted net income per common share	0.19	0.50	0.79	1.37
Common cash dividends declared	0.16	0.16	0.59	0.58
Book value per common share	19.30	18.82	19.30	18.82
Tangible book value per common share	15.56	15.01	15.56	15.01
Market value - High	16.60	25.56	23.92	30.00
Market value - Low	13.84	12.61	13.84	12.61
Basic weighted average common shares outstanding	24,126,225	24,110,930	24,157,179	24,105,753
Diluted weighted average common shares outstanding	24,130,517	24,390,637	24,163,689	24,387,732

KEY RATIOS
Return on average assets	0.55%	1.10%	0.57%	0.76%
Return on average common shareholders' equity	3.80	10.96	4.07	7.52
Average common shareholders' equity to average assets	10.48	10.05	10.40	10.09
End of period tangible common equity to tangible assets	8.43	8.28	8.43	8.28
Risk-based capital - Tier 1	16.43	11.97	16.43	11.97
Risk-based capital - Total	17.72	13.26	17.72	13.26
Net interest margin	3.27	3.30	3.14	3.34
Efficiency: expense to revenue	67.61	68.65	67.59	67.23
Net charge-offs to average loans and leases	0.73	0.35	0.72	0.11
Loan and lease loss reserve to loans and leases	2.85	2.42	2.85	2.42
Nonperforming assets to loans and leases	3.15	1.30	3.15	1.30

ASSET QUALITY
Loans and leases past due 90 days or more			$628	$1,022
Nonaccrual and restructured loans and leases			83,537	36,555
Other real estate			4,039	1,381
Former bank premises held for sale			2,490	3,356
Repossessions			10,165	1,669
Equipment owned under operating leases			154	185
Total nonperforming assets			101,013	44,168

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	December 31, 2009	December 31, 2008
ASSETS
Cash and due from banks	$72,872	$119,771
Federal funds sold and interest bearing deposits with other banks	141,166	6,951
Investment securities available-for-sale
(amortized cost of $893,439 and $715,380 at
December 31, 2009 and 2008, respectively)	901,638	724,754
Other investments	21,012	18,612
Trading account securities	125	100
Mortgages held for sale	26,649	46,686

Loans and leases, net of unearned discount:
Commercial and agricultural loans	546,222	643,440
Auto, light truck and environmental equipment	349,741	353,838
Medium and heavy duty truck	204,545	243,375
Aircraft financing	617,384	632,121
Construction equipment financing	313,300	375,983
Loans secured by real estate	952,223	918,749
Consumer loans	109,735	130,706
Total loans and leases	3,093,150	3,298,212
Reserve for loan and lease losses	(88,236)	(79,776)
Net loans and leases	3,004,914	3,218,436

Equipment owned under operating leases, net	97,004	83,062
Net premises and equipment	37,907	40,491
Goodwill and intangible assets	90,222	91,691
Accrued income and other assets	148,591	113,620

Total assets	$4,542,100	$4,464,174

LIABILITIES
Deposits:
Noninterest bearing	$450,608	$416,960
Interest bearing	3,201,856	3,097,582
Total deposits	3,652,464	3,514,542

Federal funds purchased and securities sold
under agreements to purchase	123,787	272,529
Other short-term borrowings	26,323	23,646
Long-term debt and mandatorily redeemable securities	19,761	29,832
Subordinated notes	89,692	89,692
Accrued expenses and other liabilities	59,753	80,269
Total liabilities	3,971,780	4,010,510

SHAREHOLDERS' EQUITY
Preferred stock; no par value	104,930	-
Common stock; no par value	350,269	342,982
Retained earnings	142,407	136,877
Cost of common stock in treasury	(32,380)	(32,019)
Accumulated other comprehensive income	5,094	5,824
Total shareholders' equity	570,320	453,664

Total liabilities and shareholders' equity	$4,542,100	$4,464,174

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands)
	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Interest income:
Loans and leases	$42,378	$49,416	$174,885	$204,006
Investment securities, taxable	4,994	4,882	17,594	22,170
Investment securities, tax-exempt	1,659	1,803	6,705	7,707
Other	334	439	1,228	1,425
Total interest income	49,365	56,540	200,412	235,308

Interest expense:
Deposits	13,859	19,787	63,521	86,903
Short-term borrowings	206	1,192	1,115	7,626
Subordinated notes	1,647	1,647	6,589	6,714
Long-term debt and mandatorily redeemable securities	122	572	975	1,905
Total interest expense	15,834	23,198	72,200	103,148

Net interest income	33,531	33,342	128,212	132,160
Provision for loan and lease losses	8,360	7,045	31,101	16,648
Net interest income after provision for
loan and lease losses	25,171	26,297	97,111	115,512

Noninterest income:
Trust fees	3,563	4,444	15,036	18,599
Service charges on deposit accounts	5,278	5,402	20,645	22,035
Mortgage banking income (loss)	1,377	(499)	8,251	2,994
Insurance commissions	1,316	1,241	4,930	5,363
Equipment rental income	6,861	6,430	25,757	24,224
Other income	2,611	2,457	9,224	9,293
Gain on sale of certain Investment Advisor assets	-	11,492	-	11,492
Investment securities and other investment gains (losses)	1,014	(738)	1,687	(9,997)
Total noninterest income	22,020	30,229	85,530	84,003

Noninterest expense:
Salaries and employee benefits	17,143	17,969	72,483	76,965
Net occupancy expense	2,090	2,409	9,185	9,698
Furniture and equipment expense	3,493	3,540	13,980	15,095
Depreciation - leased equipment	5,450	5,184	20,515	19,450
Professional fees	1,502	1,993	4,399	8,446
Supplies and communication	1,448	1,619	5,916	6,782
FDIC and other insurance	1,511	1,205	8,362	2,601
Business development and marketing expense	1,554	1,225	3,488	3,749
Loan and lease collection and repossession expense	1,507	490	4,283	1,162
Other expense	2,866	2,867	8,512	9,166
Total noninterest expense	38,564	38,501	151,123	153,114

Income before income taxes	8,627	18,025	31,518	46,401
Income tax expense	2,404	5,710	6,028	13,015

Net income	6,223	12,315	25,490	33,386
Preferred stock dividends and discount accretion	(1,706)	-	(6,416)	-
Net income available to common shareholders	$4,517	$12,315	$19,074	$33,386

The NASDAQ Global Select National Market Symbol: "SRCE" (CUSIP #336901 10 3)
Please contact us at shareholder@1stsource.com